Exhibit 10.1
FORTINET, INC.
CHANGE OF CONTROL AGREEMENT
This Change of Control Agreement (the “Agreement”) is made and entered into by and between _____________________ (“Outside Director”) and Fortinet, Inc. (the “Company”), effective as of __________ _____, 2015 (the “Effective Date”).
RECITALS
1.It is expected that the Company from time to time will consider the possibility of an acquisition by another company or other change of control. The Board of Directors of the Company (the “Board”) recognizes that such consideration can be a distraction to Outside Director and has determined that it is in the best interests of the Company and its stockholders to assure that the Company will have the continued dedication and objectivity of Outside Director, notwithstanding the possibility, threat or occurrence of a Change of Control (as defined herein) of the Company.

2.The Board believes that it is in the best interests of the Company and its stockholders to provide Outside Director with an incentive to motivate Outside Director to maximize the value of the Company upon a Change of Control for the benefit of its stockholders.

3.The Board believes that it is imperative to provide Outside Director with certain benefits upon a Change of Control. These benefits will provide Outside Director with enhanced financial incentive and encouragement to remain with the Company.
AGREEMENT
NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto agree as follows:
1.    Term of Agreement. This Agreement will terminate upon earlier to occur of: (1) the date that Outside Director resigns from, was removed from, or fails to be reelected to, the Board, in each case, not in connection with a Change of Control (as defined below); and (2) the date that all of the obligations of the parties hereto with respect to this Agreement have been satisfied.

2.    Benefits upon a Change of Control.

(a)Equity Awards. If Outside Director holds unvested equity awards (“Awards”) at the time of a Change of Control, then one hundred percent (100%) of the then-unvested shares subject to such Awards will vest immediately prior to the consummation of a Change of Control. For the sake of clarity, Outside Director will fully vest in and have the right to exercise stock options and/or stock appreciation rights as to all of the shares underlying such Awards, including those shares which would not otherwise be vested or exercisable, all restrictions on restricted stock and restricted stock units will lapse, and, with respect to performance stock units and performance shares, all performance goals or other vesting criteria will be deemed to have been achieved at one hundred percent (100%) of target levels and all other terms and conditions met.

(b)Change of Control. For purposes of this Agreement, “Change of Control” of the Company is defined as:
(i)the acquisition by any one person, or more than one person acting as a group (for these purposes, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company), (“Person”) that or is or becomes the owner, directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding securities (the “Voting Securities”); provided, however, that for purposes of this subsection (i), the acquisition of additional securities by any one Person, who is considered to own more than fifty percent (50%) of the total voting power of the securities of the Company shall not be considered a Change of Control;

(ii)a change in the composition of the Board occurring within a twelve (12) month period, as a result of which fewer than a majority of the Outside Directors are Incumbent Outside Directors. “Incumbent Outside Directors” will mean Outside Directors who either (A) are Outside Directors of the Company as of the date hereof, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Outside Directors at the time of such election or nomination (but will not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of Outside Directors to the Company);

(iii)the date of the consummation of a merger or consolidation of the Company with any other corporation that has been approved by the stockholders of the Company, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) fifty percent (50%) or more of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the Company approve a plan of complete liquidation of the Company; or

(iv)a change in the ownership of a substantial portion of the Company’s assets which occurs on the date that any Person acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than fifty percent (50%) of the total fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions; provided, however, that for purposes of this Section 2(b)(iv), the following shall not constitute a change in the ownership of a substantial portion of the Company’s assets: (1) a transfer to an entity that is controlled by the Company’s shareholders immediately after the transfer; or (2) a transfer of assets by the Company to: (A) a shareholder of the Company (immediately before the asset transfer) in exchange for or with respect to the Company’s securities; (B) an entity, fifty percent (50%) or more of the total value or voting power of which is owned, directly or indirectly, by the Company; (C) a Person, that owns, directly or indirectly, fifty percent (50%) or more of the total value or voting power of all the outstanding stock of the Company; or (D) an entity, at least fifty percent (50%) of the total value or voting power of which is owned, directly or indirectly, by a Person described in subsection (C). For purposes of this clause (2), gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

Notwithstanding the foregoing, a Company transaction that does not constitute a change in control event under Treasury Regulation 1.409A-3(i)(5)(v) or (vii) shall not be considered a Change of Control.

(c)Section 409A. The provisions of this Agreement are intended to comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) and any final regulations and official guidance promulgated thereunder (“Section 409A”) so that none of the benefits to be provided hereunder will be subject to the additional tax imposed under Section 409A, and any ambiguities herein will be interpreted to so comply. Outside Director and the Company agree to work together in good faith to consider amendments to this Agreement and to take such reasonable actions which are necessary, appropriate or desirable to avoid imposition of any additional tax or income recognition prior to actual payment to Outside Director under Section 409A. To the extent (i) any payments to which Outside Director becomes entitled under this Agreement, or any other agreement or plan with the Company, in connection with Outside Director’s termination of service with the Company constitute deferred compensation subject to Section 409A and (ii) Outside Director is deemed at the time of such termination to be a “specified” employee under Section 409A, then such payment or payments shall not be made or commence until the earlier of (i) the expiration of the six (6)-month period measured from the Outside Director’s termination; or (ii) the date of Outside Director’s death following such termination; provided, however, that such deferral shall only be effected to the extent required to avoid adverse tax treatment to Outside Director. Upon the expiration of the applicable deferral period, any payments which would have otherwise been made during that period (whether in a single sum or in installments) in the absence of this paragraph shall be paid to Outside Director or Outside Director’s beneficiary in one lump sum (without interest). Any termination of Outside Director’s employment is intended to constitute a “separation from service” as such term is defined in Treasury Regulation Section 1.409A-1. To the extent any payment under this Agreement may be classified as a “short-term deferral” within the meaning of Section 409A, such payment shall be deemed a short-term deferral, even if it may also qualify for an exemption from Section 409A under another provision of Section 409A. Payments pursuant to this Plan (or referenced in this Plan) are intended to constitute separate payments for purposes of Section 1.409A-2(b)(2) of the regulations under Section 409A.

3.    Limitation on Payments. In the event that any payment or benefit received or to be received pursuant to this Agreement or otherwise (the “Payments”) (i) constitute “parachute payments” within the meaning of Section 280G of the Code and (ii) but for this Section 3, would be subject to the excise tax imposed by Section 4999 of the Code, any successor provisions, or any comparable federal, state, local or foreign excise tax then Outside Director’s Payments will be either:

(a)    delivered in full, or

(b)    delivered as to such lesser extent which would result in no portion of such Payments being subject to excise tax under Section 4999 of the Code,

whichever of the foregoing amounts, taking into account the applicable federal, state and local income taxes and the excise tax imposed by Section 4999, results in the receipt by Outside Director on an after-tax basis, of the greatest amount of Payments, notwithstanding that all or some portion of such Payments may be taxable under Section 4999 of the Code. Unless the Company and Outside Director otherwise agree in writing, any determination required under this Section 3 will be made in writing by an independent firm designated by the Company immediately prior to Change of Control (the “Firm”), whose determination will be conclusive and binding upon Outside Director and the Company for all purposes. For purposes of making the calculations required by this Section 3, the Firm may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good faith interpretations concerning the application of Sections 280G and 4999 of the Code. The Company and Outside Director will furnish to the Firm such information and documents as the Firm may reasonably request in order to make a determination under this Section. The Company will bear all costs the Firm may reasonably incur in connection with any calculations contemplated by this Section 3. If a reduction in Payments is necessary so that benefits are delivered to a lesser extent, reduction shall occur in the following order: reduction of cash payments; cancellation of awards granted “contingent on a change in ownership or control” (within the meaning of Code Section 280G); cancellation of accelerated vesting of equity awards; reduction of employee benefits. Within any such category of Payment, a reduction shall occur first with respect to amounts that are not “deferred compensation” within the meaning of Section 409A and then with respect to amounts that are, and to the extent any such payment is to be made over time (e.g., in installments, etc.), then the payments shall be waived in reverse chronological order.

4.    Successors.

(a)    The Company’s Successors. Any successor to the Company (whether direct or indirect and whether by purchase, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company’s business and/or assets will assume the obligations under this Agreement and agree expressly to perform the obligations under this Agreement in the same manner and to the same extent as the Company would be required to perform such obligations in the absence of a succession. For all purposes under this Agreement, the term “Company” will include any successor to the Company’s business and/or assets which executes and delivers the assumption agreement described in this Section 4(a) or which becomes bound by the terms of this Agreement by operation of law.
(b)    Outside Director’s Successors. The terms of this Agreement and all rights of Outside Director hereunder will inure to the benefit of, and be enforceable by, Outside Director’s personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

5.    Notice.

(a)    General. Notices and all other communications contemplated by this Agreement will be in writing and will be deemed to have been duly given when personally delivered or when mailed by U.S. registered or certified mail, return receipt requested and postage prepaid. In the case of Outside Director, mailed notices will be addressed to him or her at the home address which he or she most recently communicated to the Company in writing. In the case of the Company, mailed notices will be addressed to its corporate headquarters, and all notices will be directed to the attention of its President.

6.    Arbitration.

(a)    Any dispute or controversy arising out of, relating to, or in connection with this Agreement, or the interpretation, validity, construction, performance, breach, or termination thereof, shall be settled by binding arbitration to be held in Santa Clara County, California, in accordance with the National Rules for the Resolution of Employment Disputes then in effect of the American Arbitration Association (the “Rules”), except that each of Company and Outside Director may, at its, his or her option, seek injunctive relief in a court of competent jurisdiction related to the improper use, disclosure or misappropriation of a party’s private, proprietary, confidential or trade secret information. The arbitrator may grant injunctions or other relief in such dispute or controversy. The decision of the arbitrator shall be final, conclusive and binding on the parties to the arbitration. Judgment may be entered on the arbitrator’s decision in any court having jurisdiction.

(b)    The arbitrator(s) shall apply California law to the merits of any dispute or claim, without reference to conflicts of law rules. The arbitration proceedings shall be governed by federal arbitration law and by the Rules, without reference to state arbitration law. Outside Director hereby consents to the personal jurisdiction of the state and federal courts located in California for any action or proceeding arising from or relating to this Agreement or relating to any arbitration in which the parties are participants.

(c)    OUTSIDE DIRECTOR HAS READ AND UNDERSTANDS THIS SECTION, WHICH DISCUSSES ARBITRATION. OUTSIDE DIRECTOR UNDERSTANDS THAT SUBMITTING ANY CLAIMS ARISING OUT OF, RELATING TO, OR IN CONNECTION WITH THIS AGREEMENT, OR THE INTERPRETATION, VALIDITY, CONSTRUCTION, PERFORMANCE, BREACH OR TERMINATION THEREOF TO BINDING ARBITRATION, CONSTITUTES A WAIVER OF OUTSIDE DIRECTOR’S RIGHT TO A JURY TRIAL AND RELATES TO THE RESOLUTION OF ALL DISPUTES RELATING HERETO, INCLUDING BUT NOT LIMITED TO, THE FOLLOWING CLAIMS:

(i)ANY AND ALL CLAIMS FOR BREACH OF CONTRACT, BOTH EXPRESS AND IMPLIED; BREACH OF THE COVENANT OF GOOD FAITH AND FAIR DEALING, BOTH EXPRESS AND IMPLIED; NEGLIGENT OR INTENTIONAL INFLICTION OF EMOTIONAL DISTRESS; NEGLIGENT OR INTENTIONAL MISREPRESENTATION; NEGLIGENT OR INTENTIONAL INTERFERENCE WITH CONTRACT OR PROSPECTIVE ECONOMIC ADVANTAGE; AND DEFAMATION.

(ii)ANY AND ALL CLAIMS FOR VIOLATION OF ANY FEDERAL STATE OR MUNICIPAL STATUTE, INCLUDING, BUT NOT LIMITED TO, TITLE VII OF THE CIVIL RIGHTS ACT OF 1964, THE CIVIL RIGHTS ACT OF 1991, et seq.

7.    Miscellaneous Provisions.

(a)    Waiver. No provision of this Agreement will be modified, waived or discharged unless the modification, waiver or discharge is agreed to in writing and signed by Outside Director and by an authorized officer of the Company (other than Outside Director). No waiver by either party of any breach of, or of compliance with, any condition or provision of this Agreement by the other party will be considered a waiver of any other condition or provision or of the same condition or provision at another time.

(b)    Headings. All captions and section headings used in this Agreement are for convenient reference only and do not form a part of this Agreement.

(c)    Entire Agreement. This Agreement constitutes the entire agreement of the parties hereto. Outside Director acknowledges and agrees that this Agreement encompasses all the rights of Outside Director to any acceleration of Award vesting or the lapsing of restrictions thereto, and Outside Director hereby agrees that he or she has no such rights except as stated herein, and Outside Director agrees that any such rights, whether in a service agreement, stock option agreement, restricted stock purchase agreement, restricted stock unit agreement, stock plan or other agreement, are hereby waived.

(d)    Choice of Law. The validity, interpretation, construction and performance of this Agreement will be governed by the laws of the State of California (with the exception of its conflict of laws provisions).

(e)    Severability. The invalidity or unenforceability of any provision or provisions of this Agreement will not affect the validity or enforceability of any other provision hereof, which will remain in full force and effect.

(f)    Counterparts. This Agreement may be executed in counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by its duly authorized officer, as of the day and year set forth below.

COMPANY	FORTINET, INC

By:
Name:
Title:

OUTSIDE DIRECTOR	By:
Name:

Signature Page to Change of Control Agreement